Exhibit 21

                           Mallinckrodt Inc.
                     1998 LEGAL ENTITY MASTER FILE


LEGAL NAME                                           JURISDICTION
----------                                           ------------

Accucomp (Pty.) Ltd.                                 SOUTH AFRICA
Accufusion (Pty.) Ltd.                               SOUTH AFRICA
Alton Dean Medical, Inc.                             UTAH
Carnforth Limited                                    BERMUDA
Coromandel Fertilisers Ltd.                          INDIA
Creative Solutions Industria e Comercio Ltda.        BRAZIL
Crow River Industries, Incorporated                  MINNESOTA
Dittander Limited                                    IRELAND
Dritte CORSA Verwaltungsgesellschaft mbH             GERMANY
HemoCue AB                                           SWEDEN
IMC Exploration Company                              MARYLAND
IMCERA Ltd.                                          UNITED KINGDOM
Infrasonics Technologies, Inc.                       NEVADA
LF International FSC, Inc.                           BARBADOS
Liebel-Flarsheim Company                             DELAWARE
Mallinckrodt Athlone Holdings, Inc.                  DELAWARE
Mallinckrodt Baker B.V.                              NETHERLANDS
Mallinckrodt Baker, Inc.                             NEW JERSEY
Mallinckrodt Baker International, Inc.               DELAWARE
Mallinckrodt Baker S.A. de C.V.                      MEXICO
Mallinckrodt Chemical Australia Pty. Limited         AUSTRALIA
Mallinckrodt Chemical Canada Inc.                    CANADA
Mallinckrodt Chemical GmbH                           GERMANY
Mallinckrodt Chemical Holdings GmbH                  GERMANY
Mallinckrodt Chemical Holdings (U.K.) Ltd.           UNITED KINGDOM
Mallinckrodt Chemical Limited                        UNITED KINGDOM
Mallinckrodt DAR Srl                                 ITALY
Mallinckrodt Europe B.V.                             NETHERLANDS
Mallinckrodt FSC Inc.                                BARBADOS
Mallinckrodt Group Inc.                              DELAWARE
Mallinckrodt Holdings B.V.                           NETHERLANDS
Mallinckrodt Holdings Ireland                        IRELAND
Mallinckrodt Iberica S.A.                            SPAIN
Mallinckrodt Inc.                                    DELAWARE
Mallinckrodt Inc.                                    NEW YORK
Mallinckrodt International Corporation               MISSOURI
Mallinckrodt International Financial
 Services Company                                    IRELAND
Mallinckrodt Medical                                 IRELAND
Mallinckrodt Medical AG                              SWITZERLAND
Mallinckrodt Medical Argentina Limited               UNITED KINGDOM
Mallinckrodt Medical Asia Pacific Pte. Ltd.          SINGAPORE
Mallinckrodt Medical B.V.                            NETHERLANDS
Mallinckrodt Medical Caribe, Inc.                    DELAWARE
Mallinckrodt Medical do Brasil, Ltda.                BRAZIL
Mallinckrodt Medical GmbH                            GERMANY
Mallinckrodt Medical Holdings GmbH                   GERMANY
Mallinckrodt Medical Holdings Ireland                IRELAND
Mallinckrodt Medical Holdings (U.K.) Limited         UNITED KINGDOM
Mallinckrodt Medical Imaging - Ireland               IRELAND
Mallinckrodt Medical, Inc.                           CANADA
Mallinckrodt Medical International Holdings          IRELAND
Mallinckrodt Medical Isle of Man                     ISLE OF MAN
Mallinckrodt Medical Limitada                        PORTUGAL
Mallinckrodt Medical PMC                             NEVADA
Mallinckrodt Medical Pty. Ltd.                       AUSTRALIA
Mallinckrodt Medical S.A.                            FRANCE
Mallinckrodt Medical S.A.                            SPAIN
Mallinckrodt Medical S.A. de C.V.                    MEXICO
Mallinckrodt Medical S.A./N.V.                       BELGIUM
Mallinckrodt Medical Srl                             ITALY
Mallinckrodt Medical (U.K.) Limited                  UNITED KINGDOM
Mallinckrodt Medical Vertriebs-GmbH                  AUSTRIA
Mallinckrodt Polska Sp.zo.o                          POLAND
Mallinckrodt Services B.V.                           NETHERLANDS
Mallinckrodt TMH                                     NEVADA
Mallinckrodt Veterinary, Inc.                        DELAWARE
MMHC, Inc.                                           DELAWARE
MMJ S.A. de C.V.                                     MEXICO
Mobility Products and Design of Minnetonka, Inc.     MINNESOTA
MSCH Company                                         DELAWARE
National Catheter Corporation                        NEW YORK
Nellcor Foreign Sales Corporation                    BARBADOS
Nellcor Puritan Bennett Australia Pty. Limited       AUSTRALIA
Nellcor Puritan Bennett Belgium N.V./S.A.            BELGIUM
Nellcor Puritan Bennett Benelux B.V.                 NETHERLANDS
Nellcor Puritan Bennett Canada Ltd.                  CANADA
Nellcor Puritan Bennett Europe B.V.                  NETHERLANDS
Nellcor Puritan Bennett Export Inc.                  DELAWARE
Nellcor Puritan Bennett Finland Oy                   FINLAND
Nellcor Puritan Bennett France Developpement, S.A.   FRANCE
Nellcor Puritan Bennett France Holdings SARL         FRANCE
Nellcor Puritan Bennett France SARL                  FRANCE
Nellcor Puritan Bennett Germany GmbH                 GERMANY
Nellcor Puritan Bennett Hong Kong Limited            HONG KONG
Nellcor Puritan Bennett Iberia, S.L.                 SPAIN
Nellcor Puritan Bennett Incorporated                 DELAWARE
Nellcor Puritan Bennett International Corporation    DELAWARE
Nellcor Puritan Bennett Ireland                      IRELAND
Nellcor Puritan Bennett Ireland Holdings             IRELAND
Nellcor Puritan Bennett Italia S.r.l.                ITALY
Nellcor Puritan Bennett Japan Incorporated           JAPAN
Nellcor Puritan Bennett (Melville) Ltd.              CANADA
Nellcor Puritan Bennett Mexico, S.A. de C.V.         MEXICO
Nellcor Puritan Bennett U.K. Limited                 UNITED KINGDOM
Puritan-Bennett Corporation                          DELAWARE
Puritan-Bennett Ireland Distribution                 IRELAND
Sterlington Land Co.                                 LOUISIANA
Trigate (Pty.) Ltd.                                  SOUTH AFRICA
Trigate Umndeni (Pty.) Ltd.                          SOUTH AFRICA
Trinance (Pty.) Ltd.                                 SOUTH AFRICA